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                                                                 Exhibit (23.2)



                         MASON & BASHAW, CPA'S, A.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                            ACCOUNTING CORPORATION
                                P.O. Box 1204
                      BECKLEY, WEST VIRGINIA 25802-1204
David H. Bashaw, CPA
Rolfe A. Richmond, CPA                                 Telephone (304) 252-7353
Robert D. Smith, CPA                                         FAX (304) 253-1732




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report
(Form 10-K) of Horizon Bancorp, Inc. and subsidiaries of our report dated January 29, 1993, with respect to the consolidated financial statements of Horizon Bancorp, Inc. and Subsidiaries for the year ended December 31, 1992.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73926) pertaining to the Incentive Stock Option Plan of Horizon Bancorp, Inc. of our report dated January 29, 1993, with respect to the consolidated financial statements of Horizon Bancorp, Inc. and subsidiaries incorporated by reference in the Form 10-K for the year ended December 31, 1994.


                                                           MASON & BASHAW
                                                    Certified Public Accountants





Backley, West Virginia
March 20, 1995